UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
_________________________________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

TERRAFORM POWER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: __________________________________________________________________________________________________________________
	(2)	Aggregate number of securities to which transaction applies: __________________________________________________________________________________________________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
__________________________________________________________________________________________________________________

	(4)	Proposed maximum aggregate value of transaction: __________________________________________________________________________________________________________________
	(5)	Total fee paid: __________________________________________________________________________________________________________________
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: __________________________________________________________________________________________________________________
	(2)	Form, Schedule or Registration Statement No.: ______________________________________________________________________________________________
	(3)	Filing Party: __________________________________________________________________________________________________________________
	(4)	Date Filed: __________________________________________________________________________________________________________________

EXPLANATORY NOTE

On September 27, 2017, TerraForm Power, Inc. (the “Company”) mailed a letter to certain of the Company’s stockholders in connection with the proposed merger and sponsorship transaction between the Company and certain affiliates of Brookfield Asset Management Inc. (“Brookfield”) and the Company’s upcoming special meeting of stockholders scheduled for October 6, 2017. The full text of the letter is copied below.

LETTER TO STOCKHOLDERS

September 27, 2017

Dear Stockholder:

We recently mailed to you proxy materials related to the TerraForm Power, Inc. special meeting. Your support is requested for the proposals to be voted upon at the October 6 special meeting of stockholders. As of the date of this letter your shares remain unvoted.

The board of directors recommends that stockholders vote “FOR” each of the proposals being submitted to a vote at the TerraForm Power, Inc. special meeting.

Please Vote Your TerraForm Power Shares Today!

There are three ways to vote your shares of TERP without attending the special meeting in person - each only taking a few moments:

•	By Telephone - Stockholders in the United States can submit their vote by calling
1-800-690-6903
Please have your control number located on the enclosed vote instruction form available; or

•	By Internet - Stockholders can submit their vote via Internet at
www.proxyvote.com
Please have the control number located on the enclosed vote instruction form available; or

•	By Mail - Stockholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

To be valid, your vote by telephone or internet must be received by 11:59 p.m. (Eastern Time) on October 5, the day preceding the special meeting.

Regardless of the number of shares you own your vote is very important. We encourage all stockholders to have their voices heard. The adoption of the merger and sponsorship transaction agreement requires the affirmative vote of the holders of a majority of the outstanding shares of TERP common stock. Failure to vote and a vote to abstain will have the same effect as a vote against the proposal to adopt the merger and sponsorship transaction agreement.

If you need assistance in voting your shares or have questions regarding the special meeting, please contact the Company’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of TerraForm Power, Inc.

Sincerely,

TerraForm Power, Inc.

If you have questions or need assistance in voting your shares, please contact:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction between the Company and certain affiliates of Brookfield. The Company filed a Definitive Proxy Statement on Schedule 14A with the SEC on September 6, 2017 in connection with the proposed sponsorship transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPONSORSHIP TRANSACTION. Investors and security holders may obtain such documents free of charge at the SEC’s web site, http://www.sec.gov. The Company’s stockholders may also obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents by directing a request by mail or telephone to TerraForm Power, Inc., 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814: (240) 762-7700, or from the Company’s website, www.terraformpower.com.

PARTICIPANTS IN SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company and the interests of such individuals is set forth in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the SEC on September 6, 2017.

You may obtain free copies of the Definitive Proxy Statement as described in the preceding paragraph.